EXHIBIT 10.4


                                CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of this 6th day of June , 1996 by and between PENN TREATY AMERICAN CORPORATION, a Pennsylvania corporation (the "Company"), and Glen A. Levit ("Executive").

         The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Executive with compensation arrangements upon a Change of Control which provide Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         In consideration of the mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

I.       CHANGE OF CONTROL

         For the purpose of this Agreement, a "Change of Control" shall mean:

                  (a) The acquisition, other than from the Company, by any person, entity or "group" within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding, for this purpose, the Company, its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Approval by the shareholders of the Company of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more
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than 50% of the combined voting power entitled to vote generally in the election
of  directors  of  the  reorganized,   merged  or  consolidated  company's  then
outstanding voting securities, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly).

II.      EMPLOYMENT

         2.01. Effective Date. The Company hereby agrees to continue to employ Executive as Vice President, Sales of the Company, and Executive hereby agrees to remain an employee of the Company, for the period beginning upon a Change of Control (as defined in Section I) and ending on the third anniversary of such date (the "Employment Period"), subject to the terms and conditions hereinafter set forth. The Employment Period shall automatically be extended for one or more additional one-year periods commencing at the conclusion of the initial three-year period, unless three (3) months prior to the end of the initial term or any subsequent term, the Company shall have delivered to Executive, or Executive shall have delivered to the Company, written notice that the term of Executive's employment hereunder will not be extended.

         2.02. Prior Termination. Anything in this Agreement to the contrary, notwithstanding, if Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then Executive's Employment Period shall begin as of the date immediately prior to the date of such termination.

III.     DUTIES

         3.01. Position and Duties. During the Employment Period, (a) Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be comparable in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the commencement of the Employment Period and (b) Executive's services shall be performed at the location where he was employed immediately preceding the commencement of the Employment Period or at any office or location not more than fifty (50) miles from such location.

         3.02. Full Efforts. During the Employment Period, Executive agrees to continue to devote reasonable attention and time to the business and affairs of the Company, consistent with prior practice, and to use his reasonable best efforts to perform faithfully and efficiently the responsibilities incidental to his position.

IV.      COMPENSATION AND RELATED MATTERS

         4.01. Base Salary. (a) During the Employment Period, the Company shall pay to Executive a base salary of not less than the highest base salary paid or payable to Executive by the Company during the twelve-month period immediately preceding the commencement of the Employment Period, payable in 24 equal installments on the 1st and 15th day of each month in arrears. This base salary may be increased from time to time by the Company's Board of Directors. Once Executive's base salary is increased, it may not thereafter be reduced.

         The base salary payments (including any increased base salary payments) hereunder shall not in any way limit or reduce any other obligation of the
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Company  under  this  Agreement,  nor shall any other  compensation  benefit  or payment hereunder in any way limit or reduce the obligation of the Company to pay Executive's base salary.

          4.02. Bonus. During the Employment Period, the Company shall pay to Executive a bonus in an amount at least equal to the highest bonus paid to Executive during the three fiscal years immediately preceding the year in which the Employment Period commences.

         4.03. Incentive Awards. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to key employees of the Company.

         4.04. Welfare Benefits. During the Employment Period, Executive shall be entitled to participate in all welfare plans, practices, policies and programs provided by the Company (including, without limitation, medical plans, dental plans, disability plans, and group or other insurance plans and benefits), to the extent that he is and remains eligible to participate thereunder, and subject to the provisions of such plans as the same may be in effect from time to time.

         4.05. Fringe Benefits. During the Employment Period, Executive shall be entitled to all fringe benefits provided by the Company to its key employees.

         4.06. Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, including all travel and living expenses while away from home and on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         4.07. Services Furnished. During the Employment Period, the Company shall furnish Executive with office space in the Company's current executive offices in Allentown, Pennsylvania (or in another location proximate to
Allentown,   Pennsylvania   which  is  acceptable  to  Executive),   secretarial
assistance, and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties hereunder.

V.       TERMINATION

         5.01. Termination by Company. Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the following circumstances:
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                  (a) Death.  Executive's  employment  hereunder shall terminate upon his death.

                  (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Executive's employment hereunder.

                  (c) Cause. The company may terminate Executive's employment hereunder for "Cause". For purposes of this Agreement, "Cause" means the willful commission of an act of dishonesty or fraud by the Executive, provided that no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to Executive setting forth the reasons for the Company's intention to terminate him for Cause, (ii) an opportunity for Executive, together with his counsel, to be heard before the full Board of Directors of the Company with reasonable advance notice of the time and place of meeting, and (iii) delivery to Executive of a Notice of Termination (as defined in Section 5.03 hereof) stating that in the good faith opinion of the Board of Directors, Executive was guilty of conduct constituting "Cause", and specifying the particulars thereof in detail.

         5.02. Termination by Executive. The Executive may terminate his employment without any breach of this Agreement only for "Good Reason". For purposes of this Agreement, "Good Reason" shall mean:

                  (a) the assignment to Executive of any duties inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (b) any failure by the Company to comply with Section IV of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (c) the Company's requiring Executive to relocate to any office or location other than that described in Section 4.07 (excluding travel reasonably required in the performance of Executive's responsibilities);

                  (d) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (e) any  failure  by the  Company to comply  with and  satisfy
Section 8.04 of this Agreement.


         5.03.  Termination Procedure.

                  (a) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) the Date of Termination (as defined below).

                  (b)  Date of Termination.  "Date of Termination" shall mean:

                      (i) if Executive's employment is terminated by his death, the date of his death,

                      (ii) if the Executive's employment is terminated pursuant to Section 5.01(b), thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

                      (iii) if Executive's  employment is terminated pursuant to
Section 5.01(c), the date specified in the Notice of Termination, and

                      (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given, provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

VI.  COMPENSATION UPON TERMINATION

         6.01. Death. If Executive's employment is terminated by reason of his death, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose (i) Executive's full base salary through the Date of Termination at the rate in effect on the Date of Termination, (ii) if Executive dies on or after the Company's year-end but before payment of the Company's year-end bonus (if any), the bonus payment to which Executive is entitled being hereinafter referred to as "Accrued Obligations". All such Accrued Obligations shall be paid to Executive's spouse or other designated beneficiary (or if he leaves to spouse or other designated beneficiary, to his estate) in a lump sum in cash within thirty (30) days after the Date of Termination.

         6.02. Disability. If Executive's employment is terminated by reason of disability pursuant to Section 5.01(b), this Agreement shall terminate without further obligations to Executive, other than the obligation to pay to Executive all Accrued Obligations. All such Accrued Obligations shall be paid to Executive in a lump sum in cash within thirty (30) days after the Date of Termination.

         6.03.  Termination  for Cause:  Termination  by  Executive in Breach of
Agreement. If Executive's employment is terminated for Cause or if Executive terminates employment for any reason other than Good Reason, this Agreement shall terminate without further obligations to Executive other than the Company's obligation to pay to Executive all Accrued Obligations. All such Accrued Obligations shall be paid to Executive in a lump sum in cash within thirty (30) days after the Date of Termination.

         6.04. Termination by Executive for Good Reason; Termination by the Company in Breach of Agreement. If Executive's employment is terminated by the Company for any reason other than those specified in Section 5.01, or if Executive shall terminate his employment for Good Reason:

                  (a) the Company shall pay to Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                      (i) Executive's full base salary through the end of the Employment Period; and

                      (ii) the product of (x) the annual bonus (if any) paid to Executive for the last full fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

                      (iii) all Accrued Obligations.

                  (b) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to Executive and/or Executive's family at least equal to those that would have been provided to them if Executive's employment had not been terminated, including health insurance and life insurance, and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period. In the event that Executive's participation in any such plan, program, practice or policy is barred, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive would otherwise have been entitled to receive under the plans, programs, practices or policies from which his continued participation is barred.

VII.     CONFIDENTIALITY

                  Executive acknowledges and agrees that in the course of, or incident to, his employment, the Company may provide to Executive, or Executive may otherwise become exposed to, confidential information. For purposes of the Agreement, the term "confidential information" shall mean all information concerning the business of the Company, including but not limited to, all data processing programs, systems and methods of processing of the Company, all software concepts, ideas, developments or products of the Company, all inventions, experiments and research of the Company, all marketing initiatives or techniques of the Company, all customer and prospect lists of the Company, and all information received from third parties and held in confidence by the Company, but shall not include any information that enters the public domain, other than information that enters the public domain as a result of a violation by Executive, or any other person or entity at his direction. In light of the foregoing, Executive agrees to hold the confidential information in the strictest confidence and will not disclose (without the prior written consent of the Company) any portion thereof to any person or entity, other than the Company or those designated by it.

VIII.    MISCELLANEOUS

         8.01. Notice. All notices or other communications hereunder shall be in writing and deemed given if mailed by registered or certified mail, return receipt requested, or by similarly reliable means, to the parties at the addresses set forth below or to such other addresses as shall be specified by notice to the other parties hereunder:

                           To the Company at:

                           Penn Treaty American Corporation
                           3440 Lehigh Street
                           Allentown, PA 18103

                           To Executive at:

                           1924 West Livingston Street
                           Allentown, PA 18104


         8.02. Waiver of or Consent to Breach. The waiver by the Company or Executive of a breach or violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

         8.03. Assignability. This Agreement shall not be assignable by Executive, but otherwise shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         8.04. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         8.05. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         8.06.  Employment Before Change of Control

                  (a) Executive and the Company acknowledge that the employment of Executive by the Company is "at will," and, prior to a Change of Control, may be terminated by either Executive or the Company at any time. Upon a termination of Executive's employment or upon Executive's ceasing to be an officer of the Company, in each case, prior to a Change of Control, there shall be no further rights under this Agreement.

                  (b) Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company.

         8.07. Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the matters addressed herein, and it may not be altered or amended except by a written instrument signed by the Company and Executive. Any and all promises, agreements, representations, warranties and other statements, written or oral, made among the parties in respect to such matters prior to, or contemporaneously with, the execution
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hereof are hereby  canceled and  superseded and shall be of no further force and effect.

        8.08. Severability. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall be deemed severable and independent and shall nevertheless be deemed valid, binding and enforceable.

        8.09.    Governing  Law.  This  Agreement   shall  be  governed  by  and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

        8.10     Headings.  The headings in this  Agreement are for  convenience
only;   they  form  no  part  of  this   Agreement  and  shall  not  affect  its
interpretation.

        8.11. Gender. As used herein the neuter shall include the masculine and feminine, as the context may require.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            PENN TREATY AMERICAN CORPORATION



                                           /s/ A. J. Carden
                                           ----------------
                                           By: A. J. Carden
                                           Title: Executive Vice President


                                          /s/ Glen A. Levit
                                          -----------------
                                          Glen A. Levit